Exhibit 99.1

  Moldflow Announces Revised Corporate Strategy with Focus on Design Analysis Solutions Software Business - Reports Solid Third Quarter
                  Results from Continuing Operations

   Announces Intention to Sell its Manufacturing Solutions Division


    FRAMINGHAM, Mass.--(BUSINESS WIRE)--May 10, 2007--Moldflow Corporation (NASDAQ: MFLO) today announced the results for its third quarter of fiscal 2007 and a revised corporate strategy which focuses on its CAE Design Analysis Solutions business. The Company also announced its intention to sell its Manufacturing Solutions division. Third quarter fiscal 2007 results from continuing operations, which are derived from the Company's Design Analysis Solutions division, include solid year-over-year growth in revenue, earnings and net income.

    For comparability purposes, the Company today presented its results from the third fiscal quarter of 2007 in a format combining the results of continuing Design Analysis Solutions operations and discontinued Manufacturing Solutions operations, as well as a presentation of continuing operations only. These results include references to non-GAAP financial measures, which are reconciled to the most appropriate generally accepted accounting principles ("GAAP") financial measure in the charts at the end of this press release.

                                       Combined Operations(a)
                               ---------------------------------------
                               Three Months Ended  Three Months Ended
                                 March 31, 2007      March 31, 2006
------------------------------ ------------------- -------------------
Total Revenue                     $18.0 million       $16.3 million
------------------------------ ------------------- -------------------
Net Income                        $2.9 million        $1.8 million
------------------------------ ------------------- -------------------
Net Income per Diluted Share                $0.24               $0.15
------------------------------ ------------------- -------------------

    (a) The results for the Company's combined operations shown above include the results for both the continuing Design Analysis Solutions operations and discontinued Manufacturing Solutions operations, but exclude from net income and net income per diluted share the impact of share-based compensation expenses, net of taxes, and the write-off of goodwill in the third quarter of fiscal 2007.

                                       Continuing Operations(b)
                                 -------------------------------------
                                 Three Months Ended Three Months Ended
                                   March 31, 2007     March 31, 2006
-------------------------------- ------------------ ------------------
Total Revenue                      $14.7 million      $11.6 million
-------------------------------- ------------------ ------------------
Net Income                          $3.3 million       $2.3 million
-------------------------------- ------------------ ------------------
Net Income per Diluted Share                 $0.27              $0.19
-------------------------------- ------------------ ------------------

    (b) The results of the Company's continuing operations shown above present the results of its continuing Design Analysis Solutions operations but exclude from net income and net income per diluted share the impact of share-based compensation expenses, net of taxes.

    Commenting on today's announcements, Roland Thomas, Moldflow Corporation's president and CEO said, "Our third quarter results reflect yet another step in our plan showing growth and leverage from our Design Analysis Solutions division. We remain excited by the strength and increased level of sales we see coming from our core business around the world and we believe it provides a solid platform for our more focused business. As Moldflow moves forward with our market leading Design Analysis Solutions business, we will continue to pursue our growth strategy to extend our leadership position in the industry for technically advanced CAE solutions."

    In connection with the announcement of its intention to sell the Manufacturing Solutions division, the Company has designated the division as an asset held-for-sale and the Company's on-going financial results will reflect the classification of the Manufacturing Solutions division as discontinued operations as required under GAAP. During the preparation of its financial statements for the third fiscal quarter, the Company determined that the goodwill associated with the Manufacturing Solutions division was impaired and recorded a non-cash charge of $10.2 million dollars in its third fiscal quarter, which is reflected as part of the net loss from discontinued operations.

    Thomas continued, "During this fiscal year, we have been managing our Manufacturing Solutions business to achieve a break-even operating result. As planned, this has generally been the case, with that business achieving a small operating loss excluding non-cash charges through the first three quarters of the year. Looking forward, we have now concluded that the best path to renewed growth for that business is to find a suitable owner with the infrastructure and expertise needed to promote our Altanium and shop floor products in the geographies we serve around the world."

    Thomas concluded, "Our business outlook, updated today, reflects our expectation for our continuing operations for the full fiscal year and is broadly in-line with, or better than, our previous guidance for our annual 2007 revenue growth rate and non-GAAP earnings per share."

    Business Outlook

    The current business outlook is based on information as of May 10, 2007 and is current as of that day only. In connection with today's announcements, the Company is adjusting full year fiscal 2007 guidance to reflect the results of continuing operations. The Company now expects revenue from continuing operations for the fiscal 2007 year to be between $54.9 million to $55.3 million dollars, which represents year-over-year growth of 13% to 14% when compared to fiscal 2006. The Company expects non-GAAP net income per diluted share from continuing operations of approximately $0.87 to $0.90. Non-GAAP net income per diluted share from continuing operations excludes charges for share-based compensation expenses which are expected to be approximately $1.6 million. The Company expects GAAP net income per diluted share from continuing operations for fiscal 2007 to be between $0.72 and $0.75.

    The Company has provided its fiscal 2007 revenue from continuing operations and net income per diluted share from continuing operations guidance above, part of which has been provided on a non-GAAP basis. Non-GAAP net income per diluted share from continuing operations excludes estimated charges for share-based compensation costs. Because there are significant limitations in estimating the impact of share-based compensation costs, including but not limited to, the number of share-based awards that will be exercised and/or cancelled during the period, the fair market value of the Company's share price on the exercise dates, and the number and type of issuances that may be awarded in any year, the estimated charges and tax benefits associated with share-based issuances are unpredictable. For these reasons, the actual impact of share-based compensation on GAAP net income per diluted share from continuing operations may differ materially from the estimated amounts included in the guidance above.

    Use of Other Non-GAAP Financial Measures

    The Company provided non-GAAP total revenue from combined operations, non-GAAP net income from combined operations and non-GAAP net income per diluted share from combined operations as supplemental measures to GAAP financial measures regarding the Company's operating performance. These financial measures include the results of our Manufacturing Solutions division. Non-GAAP net income from combined operations and non-GAAP net income per diluted share from combined operations exclude the impact of share-based compensation expenses and the write down of goodwill associated with our Manufacturing Solutions division and, therefore, have not been calculated in accordance with GAAP. The Company has provided non-GAAP net income from continuing operations and non-GAAP net income per diluted share from continuing operations as supplemental measures to GAAP regarding the Company's operating performance. These financial measures exclude the impact of share-based compensation expense and therefore have not been calculated in accordance with GAAP. Moldflow is presenting these measures because management uses this information in evaluating the results of the Company's continuing operations and operations as a whole and for internal planning and forecasting purposes and believes that this information provides additional insight into our continuing operations and operating results as a whole, as well as enables comparison of these results to prior periods. These measures should not be considered an alternative to measurements required by GAAP, such as net income (loss), net income from continuing operations and net income per diluted share from continuing operations, and should not be considered a measure of our liquidity. In addition, these non-GAAP financial measures may not be comparable to similar measures reported by other companies. With respect to the non-GAAP financial measures for the third quarter, the GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed in this press release and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release and can be found on the Investors page of the Moldflow Web site at http://www.moldflow.com/stp/english/investors/index.htm.

    Financial Results

    The unaudited condensed consolidated financial statements for the third quarter of fiscal 2007 follow.

    Information Dissemination

    Moldflow will host a conference call to discuss the third quarter of fiscal 2007 results as well as future outlook at 11:00 a.m. US Eastern time, Thursday, May 10, 2007. The conference call dial-in number is 877-314-4022, Conference ID #7608355. The call will be recorded with replay (dial-in # 800-642-1687, PIN# 7608355) which will be available until May 17, 2007. In addition, a live Webcast of the conference call, together with this press release and supplemental financial information, can be accessed through the Company's Website at www.moldflow.com in the Investors section. The call, press release and supplemental information will be archived and can be accessed through the same link.

    About Moldflow Corporation

    Moldflow (NASDAQ: MFLO) is the leading global provider of design analysis solutions for the plastics injection molding industry. Moldflow's products and services allow companies to address part and mold design issues at the earliest stage and maximize productivity and profitability on the manufacturing floor. Visit www.moldflow.com for more information.

    Note to editors: Moldflow and Altanium are trademarks or registered trademarks of Moldflow Corporation or its subsidiaries worldwide. All other trademarks are properties of their respective holders.

    Cautionary Statement Regarding Forward-Looking Information

    Pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, the Company notes that any statements contained in this press release that are not historical facts are forward-looking statements. Such forward-looking statements include, but are not limited to, statements by Moldflow's President and CEO, statements under Business Outlook and those regarding Moldflow's or management's intentions, hopes, beliefs, expectations, projections, plans for the future and estimates and statements regarding management's intent to sell our Manufacturing Solutions business, any potential growth and operating leverage during the 2007 fiscal year and the expected performance of our continued and discontinued operations. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include the risks that the Company may not be able to sell the Manufacturing Solutions division in a timely manner, on terms favorable to the Company or at all, that we may have to write down more assets in connection with any potential sale of our Manufacturing Solutions division, that any sale of the Manufacturing Solutions division will cause the Company to incur expenses and unforeseen liabilities and obligations and that any such sale will involve a considerable amount of management's time and attention, that a weak global economy will slow capital spending by the Company's prospective customers, that the Company may not be able to recognize the revenue derived from orders received, that the sales cycle may lengthen, that our prior year restructurings will result in the disruption of our sales cycles, that foreign currency fluctuations may adversely affect our financial results, that our distribution partners will not achieve their revenue objectives, that the overall mix of revenue differs materially from that projected, that share-based compensation expense will continue to have a negative impact on our GAAP operating profit, net income and earnings per share calculations, that changes in US or foreign tax legislation, or on-going tax inquiries and the on-going tax audits of our subsidiary companies, including Australia, may result in a higher level of income tax expense than that projected, and that our hiring plans may not be fully executed and as a result we may not be able to meet sales demand and with respect to the potential operating leverage and cost savings during the 2007 fiscal year. Other risks and uncertainties are detailed from time to time in reports filed by Moldflow with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended June 30, 2006 as well as its subsequent quarterly and annual filings. Revenue, growth rate and net income per diluted share guidance, all from continuing operations, represents a point-in-time estimate and is based on information as of the date of this press release. Senior management has made numerous assumptions in providing this guidance which, while believed to be reasonable, may not prove to be accurate. In addition, as noted above, there are numerous factors that may cause actual results to differ materially from the guidance provided. The Company expressly disclaims any current intention or obligation to update the guidance provided or any other forward-looking statement in this press release to reflect future events or changes in facts assumed for purposes of providing this guidance or otherwise affecting the forward-looking statements contained in this press release.


                         Moldflow Corporation
            Unaudited Consolidated Statement of Operations
                (in thousands, except per share data)


                               Three Months Ended   Nine Months Ended
                               ------------------- -------------------
                               March 31, March 31, March 31, March 31,
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------

Revenue:
Product                          $8,034    $5,649   $20,324   $17,733
Services                          6,654     5,993    19,984    17,937
                               --------- --------- --------- ---------
Total revenue                    14,688    11,642    40,308    35,670
                               --------- --------- --------- ---------

Costs and operating expenses:
Cost of product revenue             367       406     1,094     1,104
Cost of services revenue          1,122     1,116     3,360     3,145
Research and development          1,891     1,920     5,576     5,421
Selling and marketing             5,139     4,099    14,432    12,569
General and administrative        3,481     2,475    10,468     9,148
Restructuring charges                 -         -         -     1,247
                               --------- --------- --------- ---------
Total costs and operating
 expenses                        12,000    10,016    34,930    32,634
                               --------- --------- --------- ---------

Income from continuing
 operations                       2,688     1,626     5,378     3,036
Interest income, net                788       663     2,357     1,856
Other income (loss), net             (5)       62        15        96
                               --------- --------- --------- ---------
     Income from continuing
      operations before income
      taxes                       3,471     2,351     7,750     4,988
Provision for income taxes          638       334     1,112     1,024
                               --------- --------- --------- ---------

     Net income from continuing
      operations                 $2,833    $2,017    $6,638    $3,964
     Net loss from discontinued
      operations, net of income
      taxes                     (10,651)     (497)  (10,998)   (2,523)
                               --------- --------- --------- ---------
     Net income (loss)          $(7,818)   $1,520   $(4,360)   $1,441
                               ========= ========= ========= =========

Basic net income per common
 share from continuing
 operations                       $0.25     $0.18     $0.59     $0.36
Basic net loss per common share
 from discontinued operations    $(0.95)   $(0.04)   $(0.98)   $(0.23)
Basic net income (loss) per
 common share                    $(0.70)    $0.14    $(0.39)    $0.13

Diluted net income per common
 share from continuing
 operations                       $0.24     $0.17     $0.57     $0.33
Diluted net loss per common
 share from discontinued
 operations                      $(0.91)   $(0.04)   $(0.94)   $(0.21)
Diluted net income (loss) per
 common share                    $(0.67)    $0.13    $(0.37)    $0.12

Shares used in computing net
 income per common share:
Basic                            11,219    11,139    11,181    11,076
Diluted                          11,739    11,817    11,668    11,816



                         Moldflow Corporation
            Unaudited Condensed Consolidated Balance Sheet
                            (in thousands)

                                                   March 31, June 30,
                                                     2007      2006
                                                   --------- ---------

 Assets
 Current assets:
  Cash and cash equivalents                         $54,143   $51,901
  Marketable securities                              11,092     8,443
  Accounts receivable, net                           12,769     9,278
  Prepaid expenses and other current assets           9,583     9,462
  Current portion of assets held for sale             5,617     5,588
                                                   --------- ---------
   Total current assets                              93,204    84,672

 Fixed assets, net                                    3,005     2,768
 Goodwill                                             6,465     6,465
 Other assets                                         1,888     1,870
 Assets held for sale, net of current portion         3,826    14,418
                                                   --------- ---------

   Total assets                                    $108,388  $110,193
                                                   ========= =========

 Liabilities and Stockholders' Equity
 Current liabilities:
  Accounts payable                                     $616    $1,143
  Accrued expenses                                   11,065     9,371
  Deferred revenue                                   13,192    11,603
  Current portion of liabilities held for sale        1,990     1,947
                                                   --------- ---------
   Total current liabilities                         26,863    24,064

 Deferred revenue                                     1,556     1,325
 Other long-term liabilities                            307       394
 Liabilities held for sale, net of current portion      453       453
                                                   --------- ---------
   Total liabilities                                 29,179    26,236
                                                   --------- ---------

 Stockholders' equity:
  Common stock                                          118       114
  Treasury stock                                     (8,018)   (2,579)
  Additional paid-in capital                         79,436    75,335
  Retained earnings                                   1,936     6,296
  Accumulated other comprehensive income              5,737     4,791
                                                   --------- ---------
   Total stockholders' equity                        79,209    83,957
                                                   --------- ---------

   Total liabilities and stockholders' equity      $108,388  $110,193
                                                   ========= =========


                         Moldflow Corporation
       Unaudited Condensed Consolidated Statement of Cash Flows
                            (in thousands)

                                                    Nine Months Ended
                                                   -------------------
                                                   March 31, March 31,
                                                     2007      2006
                                                   --------- ---------

 Net cash provided by operating activities of
  continuing operations                              $8,271    $3,532
 Net cash provided by (used in) operating
  activities of discontinued operations                  21    (2,074)
                                                   --------- ---------
 Net cash provided by operating activities            8,292     1,458

 Net cash provided by (used in) investing
  activities of continuing operations                (3,907)    3,238
 Net cash used in investing activities of
  discontinued operations                               (32)     (102)
                                                   --------- ---------
 Net cash provided by (used in) investing
  activities                                         (3,939)    3,136

 Net cash provided by (used in) financing
  activities                                         (2,355)    1,994
 Effect of exchange rate changes on cash and cash
  equivalents                                           306      (921)
                                                   --------- ---------
 Net increase in cash and cash equivalents            2,304     5,667

 Cash and cash equivalents, beginning of period      52,111    48,910
                                                   --------- ---------

 Cash and cash equivalents, end of period           $54,415   $54,577
                                                   ========= =========

 Cash and cash equivalents of continuing
  operations, end of period                         $54,143   $54,377
                                                   --------- ---------
 Cash and cash equivalents of discontinued
  operations, end of periood                           $272      $200
                                                   --------- ---------


                         Moldflow Corporation
       Reconciliation of GAAP Measures to "Combined Operations"
        (in thousands, except percentages and per share data)


                                          Three Months Ended
                                            March 31, 2007
                                --------------------------------------
                                                           Non-GAAP(b)
                                As Reported(a) Adjustments   Results
                                -------------- ----------- -----------

           Total revenue              $14,688   $ 3,319(c)    $18,007

           Net income (loss)          $(7,818)  $10,673(d)    $ 2,855

           Net income (loss)
           per share - diluted:
             Diluted earnings
           per share                  $ (0.67)                $  0.24
             Weighted average
           shares - diluted            11,739                  11,895



                                         Three Months Ended
                                           March 31, 2006
                               ---------------------------------------
                                                          Non-GAAP(b)
                               As Reported(a) Adjustments   Results
                               -------------- ----------- -----------

          Total revenue              $11,642    $4,615(c)    $16,257

          Net income (loss)          $ 1,520    $  275(e)    $ 1,795

          Net income (loss)
          per share - diluted:
            Diluted earnings
          per share                  $  0.13                 $  0.15
            Weighted average
          shares - diluted            11,817                  11,932


(a) The Unaudited Consolidated Statement of Operations prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").

(b) The Unaudited Consolidated Statement of Operations prepared on an adjusted basis from that of the statement prepared in accordance with GAAP, which is intended to enhance the reader's understanding of the Company's results from operations.

(c) Total revenue from the Company's Manufacturing Solution division for the respective period, which for GAAP purposes was included as a component of the net loss from discontinued operations.

(d) This adjustment converts net income (loss) as prepared in accordance with GAAP to an adjusted basis which excludes the impact of the non-cash goodwill impairment and share-based compensation expense, net of taxes. The following shows the calculation:

         Goodwill impairment charge, net of taxes             $10,195
         Shared-based compensation from continuing
          operations, net of taxes                                428
         Shared-based compensation from discontinued
          operations, net of taxes                                 50
                                                              --------
         Net adjustment                                       $10,673

(e) This adjustment converts net income (loss) as prepared in accordance with GAAP to an adjusted basis which excludes the impact of share-based compensation expense, net of taxes. The following shows the calculation:

         Shared-based compensation from continuing
          operations, net of taxes                               $248
         Shared-based compensation from discontinued
          operations, net of taxes                                 27
                                                              --------
         Net adjustment                                          $275


                         Moldflow Corporation
      Reconciliation of GAAP Measures for Continuing Operations
                (in thousands, except per share data)

                                             Three Months Ended
                                               March 31, 2007
                                       -------------------------------

                                               Adjustments
                                       GAAP(a)   to GAAP   Non-GAAP(b)
                                       Results   Results     Results
                                       -------------------------------

 Net income                            $2,833     $ 428(c)     $3,261

 Net income per common share:
      Diluted                           $0.24                   $0.27
 Weighted average shares:
      Diluted                          11,739                  11,895

                                             Three Months Ended
                                               March 31, 2006
                                       -------------------------------

                                               Adjustments
                                       GAAP(a)   to GAAP   Non-GAAP(b)
                                       Results   Results     Results
                                       -------------------------------

 Net income                            $2,017     $ 248(c)     $2,265

     Net income per common share:
      Diluted                           $0.17                   $0.19
 Weighted average shares:
      Diluted                          11,817                  11,932


  (a)        The Unaudited Consolidated Statement of Continuing
              Operations prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").

  (b)        The Unaudited Consolidated Statement of Continuing
              Operations prepared on an adjusted basis from that of the statement prepared in accordance with GAAP, which is intended to enhance the reader's understanding of the Company's results from operations.

  (c)        Share-based compensation expense, net of tax effects


    CONTACT: Investor relations:
             Moldflow Corporation
             Dawn Soucier, 508-358-5848 x234
             dawn_soucier@moldflow.com